UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue

P.O. Box 58039

Santa Clara, CA 95052-8039

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AMAT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Purchase Agreement

As previously reported, on June 30, 2019, Applied Materials, Inc., a Delaware corporation (“Applied”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Kokusai Electric Corporation, a stock company (kabushiki kaisha) organized under the laws of Japan (“Kokusai Electric”), and KKR HKE Investment L.P., a limited partnership organized under the laws of the Cayman Islands (“KKR”). The Share Purchase Agreement provides, among other things, that: (a) upon the closing of the transactions contemplated by the Share Purchase Agreement (the “Closing”), KKR would sell all of the common shares of Kokusai Electric to Applied for $2.2 billion in cash (the “Base Purchase Price”), subject to certain adjustments; (b) the Closing is subject to customary conditions, including, among others, the receipt of specified regulatory and governmental consents and approvals; (c) if the Share Purchase Agreement is terminated under certain circumstances involving the failure to obtain required regulatory approvals, Applied would be obligated to pay KKR a termination fee equal to $154 million in cash; and (d) either Applied or KKR may terminate the Share Purchase Agreement if the Closing does not occur by 11:59 p.m. (New York time) on December 30, 2020, which was the extended outside date mutually agreed by Applied and KKR pursuant to the Share Purchase Agreement (the “Outside Date”). As of the date of this filing, all regulatory approvals other than approval of the transactions contemplated under the Share Purchase Agreement by the State Administration for Market Regulation of the People’s Republic of China have been obtained, and Applied believes that progress is being made towards receipt of such approval.

On January 1, 2021, Applied, Kokusai Electric and KKR entered into an amendment to the Share Purchase Agreement (the “Amendment”), pursuant to which the parties agreed, among other things, that: (a) the Outside Date is extended until 11:59 p.m. (New York time) on March 19, 2021 (the “Extended Outside Date”); (b) the Base Purchase Price is increased to $3.5 billion; (c) if all of the conditions to the Closing are satisfied on or prior to the Extended Outside Date, the Extended Outside Date is automatically extended to the first business day following the first date on which the parties would otherwise be obligated to consummate the Closing in accordance with the Share Purchase Agreement (or such other date mutually agreed in writing by Applied and KKR); (d) if all of the conditions to the Closing are not satisfied on or prior to the Extended Outside Date, the Share Purchase Agreement is deemed to be automatically terminated by KKR effective as of 11:59 p.m. (New York time) on the Extended Outside Date (unless otherwise mutually agreed in writing by Applied and KKR); and (e) if the Share Purchase Agreement is terminated or deemed to be automatically terminated under certain circumstances involving the failure to obtain required regulatory approvals, Applied is obligated to pay KKR a termination fee equal to $154 million in cash.

Applied determined that the revised purchase price represents a multiple of approximately 8.75x of projected fiscal 2021 synergized adjusted EBITDA for Kokusai Electric, and believes that the acquisition will provide substantial value for Applied’s shareholders. Over the past 18 months, Applied has observed a more favorable long-term outlook for the overall semiconductor equipment market, including positive trends in the memory segment, increased demand for installed base services, and higher valuations for companies like Kokusai Electric that help enable the semiconductor industry and the greater global technology ecosystem.

The foregoing description of the Share Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Share Purchase Agreement, which is filed as Exhibit 2.1 to Applied’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2019 and incorporated herein by reference. The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Term Loan Credit Agreement

On December 30, 2020, Applied entered into an Amendment No. 1 to Term Loan Credit Agreement (the “Term Loan Amendment”), by and among Applied, as borrower, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and the lenders party thereto (the “Lenders”), which Term Loan Amendment amends that certain Term Loan Credit Agreement entered into on August 19, 2019, among Applied, the Agent and the Lenders (the “Credit Agreement”). The Credit Agreement provides for a $2.0 billion term loan facility (the “Term Loan Facility”) that, subject to the terms and conditions of the Credit Agreement, may be drawn upon by Applied to fund a portion of the purchase price for the acquisition (the “Acquisition”) by Applied of all of the outstanding shares of Kokusai Electric pursuant the Share Purchase Agreement.

The Term Loan Amendment, among other things, (i) extends to April 30, 2021 the expiration date of the Lenders’ commitments to fund the Term Loan Facility, (ii) provides that the Lenders’ commitments to fund the Term Loan Facility shall terminate automatically if the Share Purchase Agreement is terminated without the consummation of the Acquisition and (iii) modifies certain terms relating to the implementation of a LIBOR replacement rate.

The foregoing description of the Term Loan Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Term Loan Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 1.01 above, on December 30, 2020, Applied entered into a Term Loan Amendment. The information set forth under the heading “Term Loan Credit Agreement” in Item 1.01 is incorporated herein by reference. Applied has not made any borrowings under the Credit Agreement as of this date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment to Share Purchase Agreement, dated as of January 1, 2021, by and among Applied Materials, Inc., Kokusai Electric Corporation and KKR HKE Investment L.P.*

10.1	Amendment No. 1 to Term Loan Credit Agreement, dated as of December 30, 2020, by and among Applied Materials, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Applied agrees to furnish supplementally a copy of any such schedule to the U.S. Securities and Exchange Commission upon request.

Forward-Looking Statements

This report contains forward-looking statements, including those regarding Applied’s proposed acquisition of Kokusai Electric, its impact on Applied’s earnings and value to its shareholders, industry outlooks and demand drivers, company valuations, regulatory approval process, and all statements other than those of historical fact. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements Risks and uncertainties include but are not limited to: the ability of the parties to consummate the proposed acquisition in a timely manner or at all; satisfaction of the conditions precedent to consummation of the proposed acquisition, including the ability to secure regulatory approvals in a timely manner and upon terms anticipated by the parties or at all; the possibility of or an increase in litigation and other claims (including related to the transaction itself); successful completion of anticipated financing arrangements; Applied’s ability to successfully integrate Kokusai Electric’s operations, product and service lines, technology and employees and realize expected synergies from the proposed acquisition; disruptions of Applied’s and Kokusai Electric’s current plans, operations and relationships with customers, suppliers and employees caused by the announcement and pendency of the proposed acquisition; unknown, underestimated or undisclosed commitments or liabilities; the level of demand for the combined companies’ products and services, which is subject to many factors, including uncertain global economic and industry conditions, demand for electronic products and semiconductors, and customers’ new technology and capacity requirements; Applied’s ability to (i) develop, deliver and support a broad range of products and services, expand its markets and develop new markets, (ii) timely align its cost structure with business conditions, and (iii) attract, motivate and retain key employees of Applied and Kokusai Electric; and other risks and uncertainties described in Applied’s SEC filings, including its most recent Forms 10-K and 8-Ks. All forward-looking statements are based on management’s current estimates, projections and assumptions, and Applied assumes no obligation to update them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: January 4, 2021	By:	/s/ Teri A. Little
Teri A. Little
Senior Vice President, Chief Legal Officer and Corporate Secretary